Novatel Wireless Third Quarter 2011 Financial Results

Revenue Increased 50 Percent from Prior Year

Non-GAAP Gross Margin 24.3% vs 17.7% in Prior Year

EBITDA of $3.5 Million

SAN DIEGO, Nov. 1, 2011 /PRNewswire/ -- Novatel Wireless, Inc. (NASDAQ: NVTL), a leading provider of wireless broadband access solutions, today reported preliminary financial results for the third quarter ended Sept. 30, 2011.

	3Q 2011	3Q 2010	2Q 2011
Revenue	$113.3M	$75.6M	$118.0M
GAAP Net Income (Loss)	$ 4.5M	$ (7.1M)	$ (3.9M)
GAAP EPS (Loss)	$ 0.14	$ (0.22)	$ (0.12)
Non-GAAP Net Income (Loss)	$ (0.0M)	$ (4.3M)	$ (0.9M)
Non-GAAP EPS (Loss)	$ (0.00)	$ (0.14)	$ (0.03)

"Our third quarter results reflect the significant progress we are making in our business," said Peter Leparulo, CEO of Novatel Wireless. "We are diversifying our product lines with M2M Asset Management Solutions and Services, as well as Embedded Solutions for both our mobile computing and M2M businesses. In the third quarter, these product categories accounted for more than $20 million, or 17.7 percent, of consolidated revenue.

"Market demand for MiFi® intelligent mobile hotspots also was strong in the quarter. Our MiFi intelligent mobile hotspots continue to be the market and product leader, as end-user recognition builds around the total MiFi presentation, from the MiFi user experience to best-in-class performance and brand.

"With the launches of our Spider MT 3000 for the transportation market and our N4A CMS 3.0 service delivery platform, we are focused on establishing leadership in higher-margin Asset Management Solutions and Services to further diversify our revenue base and improve our bottom line."

Operating Results

Third quarter revenue was $113.3 million, solidly within our guidance range of $105 to $120 million. This 50 percent revenue increase from the prior year was primarily due to the continued market reception of our 4G LTE mobile broadband devices and the acquisition of Enfora, as well as significant revenue from embedded solutions provided to original equipment manufacturers.

Sales by major product category were as follows:

Revenue by Product Category	3Q 2011	3Q 2010*	2Q 2011
Mobile Broadband Devices Embedded Solutions Asset Management Solutions & Services	$ 93.3M $ 13.8M $ 6.2M	$ 75.0M $ 8.1M $ 7.7M	$101.3M $ 11.8M $ 4.9M
Total	$113.3M	$ 90.8M	$118.0M

* 3Q 2010 revenues in this chart are pro forma to include Enfora pre

Gross margin was 23.6 percent of revenue on a GAAP basis. On a non-GAAP basis, gross margin was 24.3 percent, exceeding our guidance of 23 percent.

GAAP net income was $4.5 million and includes a tax benefit of $11.2 million primarily related to the release of uncertain tax positions for certain years for which the statutes of limitations have expired. GAAP net income also includes the impact of a non-cash and non-operational goodwill impairment charge of $3.5 million related to the acquisition of Enfora. This charge is our current estimate and our analysis will be finalized during the fourth quarter.

On a non-GAAP basis, which excludes the tax benefit, impairment charge, and other items identified in the attached reconciliation schedule, net income for the quarter was breakeven, versus a loss of $4.3 million in the comparable quarter in 2010.

Non-GAAP EPS Summary

The following adjustments are included in the third quarter non-GAAP earnings per share (EPS).

GAAP EPS	$ 0.14
Adjustments:
Income tax adjustment Goodwill impairment charge Stock-based compensation expense Acquisition-related charges Integration expense	$(0.35) $ 0.11 $ 0.05 $ 0.04 $ 0.01
Non-GAAP EPS	$(0.00)

Segment Results

GAAP financial results by operating segment were as follows:

	3Q 2011	3Q2010
Revenue
Mobile Computing Products	$102.7M	$75.6M
M2M Products and Solutions	$ 10.6M	--
Total	$113.3M	$75.6M

Operating Income (Loss)
Mobile Computing Products	$ 1.3M	$(6.4M)
M2M Products and Solutions	$( 7.4M)	--
Total	$( 6.1M)	$(6.4M)

Recent Business Highlights

  On September 22, the Novatel Wireless Ovation™ MC 679 USB LTE modem was launched on Bell Mobility's new 4G LTE network. Bell's LTE network covers some of Canada's most populous areas including the Waterloo region innovation hub and the country's largest wireless market in the Toronto area.
  Novatel Wireless and ACAL BFi signed a distribution agreement covering the UK, Italy and Germany to sell, and provide local specialist technical support for Enfora's N4A wireless connectivity platform and low-power 2G and 3G modules and devices.
  In September, the MiFi 3352 Intelligent Mobile Hotspot with DLNA Capabilities became available across Europe through four distributors.
  The company's Enfora subsidiary was named by Connected World as one of the most innovative technology providers of M2M solutions.
  In October, Enfora introduced its next generation N4A Communication and Management Software (CMS) 3.0 platform built for its carrier and enterprise customers.
  Novatel Wireless showcased its extensive line of Expedite® and Enabler™ mobile computing and M2M embedded modules at CTIA in San Diego in October. Novatel Wireless demonstrated its 2G, 3G and 4G intelligent embedded module portfolio under the theme Internet of Things with innovative partners such as VGo and Consert, highlighting how today's inter-connected world and intelligent devices can improve processes and enhance quality of life.
  Novatel Wireless announced that shipments of MiFi Intelligent Mobile Hotspots have surpassed three million devices since being introduced in 2009.

Fourth Quarter 2011 Business Outlook

The following statements are forward-looking and actual results may differ materially. Please see the section titled, "Cautionary Note Regarding Forward-Looking Statements" at the end of this press release. A more detailed description of risks related to our business is included in the reports filed by the company with the Securities and Exchange Commission.

Our guidance for the fourth quarter of 2011 reflects current business indicators and expectations as of the date of this release. All figures are approximations based on management's beliefs and assumptions as of the date of this release.

Our guidance incorporates our current assessment of supply-chain disruptions caused by the flooding in Thailand. We have taken steps to remediate the impact, which continues to be uncertain, but which we currently estimate to be approximately $3 to $4 million of reduced revenue in the fourth quarter. We will continue to monitor the impact on us and our customers.

Fourth Quarter 2011
Revenue	$105 - $120 million
Non-GAAP Gross Margin	23%

Non-GAAP EPS	$(0.10) - $ 0.00

Conference Call Information

Novatel Wireless will host a conference call and live webcast for analysts and investors today at 5:00 p.m. ET. For parties in the United States and Canada, call 1-800-762-8779 to access the conference call. International parties can access the call at 1-480-629-9771.

Novatel Wireless will offer a live webcast of the conference call, which will be accessible from the "Investors" section of the company's website at www.NVTL.com. A telephonic replay of the conference call will also be available two hours after the call and will run for two weeks. To hear the replay, parties in the United States and Canada should call 800-406-7325 and enter pass code 4448643. International parties should call 303-590-3030.

ABOUT NOVATEL WIRELESS

Novatel Wireless, Inc. is a leader in the design and development of intelligent wireless solutions based on 2G, 3G and 4G technologies providing wireless connectivity. The company delivers specialized wireless solutions to carriers, distributors, retailers, OEMs and vertical markets worldwide. Product lines include MiFi Intelligent Mobile Hotspots, Ovation USB modems, Expedite embedded modules, Enfora smart M2M modules, and Enfora integrated M2M solutions. These innovative products provide anywhere, anytime communications solutions for consumers and enterprises. Headquartered in San Diego, Novatel Wireless is listed on NASDAQ: NVTL. For more information please visit www.nvtl.com. (NVTLF)

Cautionary Note Regarding Forward-Looking Statements

Some of the information presented in this release constitutes forward-looking statements based on management's current expectations, assumptions, estimates and projections. In this context, forward-looking statements often address expected future business and financial performance and often contain words such as "may," "estimate," "anticipate," "believe," "expect," "intend," "plan," "project," "will" and similar words and phrases indicating future results. The information presented in this release related to our financial results for the third quarter ended September 30, 2011 and our outlook for the fourth quarter of 2011, as well as statements regarding new product launches, are forward-looking. Forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those anticipated in such forward-looking statements. The Company therefore cannot guarantee future results, performance or achievements. Actual results could differ materially from the Company's expectations.

Factors that could cause actual results to differ materially from Novatel Wireless' expectations are set forth as risk factors in the Company's SEC reports and filings and include (1) the future demand for wireless broadband access to data, (2) the growth of wireless wide-area networking, (3) changes in commercially adopted wireless transmission standards and technologies including 3G and 4G standards, (4) continued customer and end user acceptance of the Company's current products and market demand for the Company's anticipated new product offerings, (5) increased competition and pricing pressure from current or future wireless market participants, (6) dependence on third party manufacturers in Asia and key component suppliers worldwide, (7) unexpected liabilities or expenses, (8) the Company's ability to introduce new products in a timely manner, (9) litigation, regulatory and IP developments related to our products or component parts of our products, (10) the outcome of pending or future litigation, including the current class action securities litigation, (11) the continuing impact of the recent global credit crisis on the value and liquidity of the securities in our investment portfolio, (12) dependence on a small number of customers, (13) the effect of changes in accounting standards and in aspects of our critical accounting policies and (14) the Company's plans and expectations relating to strategic relationships, international expansion, software and hardware developments, personnel matters and cost containment initiatives.

These factors, as well as other factors described in the reports filed by the Company with the SEC (available at www.sec.gov), could cause actual results to differ materially. Novatel Wireless assumes no obligation to update publicly any forward-looking statements for any reason, even if new information becomes available or other events occur in the future, except as otherwise required pursuant to applicable law and our on-going reporting obligations under the Securities Exchange Act of 1934, as amended.

Non-GAAP Financial Measures

Novatel Wireless has provided in this release financial information that has not been prepared in accordance with GAAP. Non-GAAP operating expenses, net income and earnings per share exclude stock-based compensation expenses, charges and benefits related to M&A activities, acquisition-related intangible-asset amortization, and merger integration costs. Non-GAAP net income and earnings per share for the full year also exclude the impact of establishing a valuation allowance related to deferred tax assets and assume a tax rate which management believes reflects its long-term effective tax rate.

Non-GAAP net income, diluted earnings per share, operating expenses, and gross margin are supplemental measures of our performance that are not required by, or presented in accordance with, GAAP. These non-GAAP financial measures are not intended to be used in isolation and, moreover, they should not be considered as a substitute for net income, diluted earnings per share, operating expenses, gross margin or any other performance measure determined in accordance with GAAP. We present non-GAAP net income, earnings per share, operating expenses, and gross margin because we consider each to be an important supplemental measure of our performance.

Management uses these non-GAAP financial measures to make operational decisions, evaluate the Company's performance, prepare forecasts and determine compensation. Further, management believes that both management and investors benefit from referring to these non-GAAP financial measures in assessing the Company's performance when planning, forecasting and analyzing future periods. The stock-based compensation expenses are expected to vary depending on the number of new grants issued to both current and new employees, and changes in the Company's stock price, stock market volatility, expected option life and risk-free interest rates, all of which are difficult to estimate. In calculating non-GAAP operating expenses, net income and earnings per share, management excludes stock-based compensation expenses and charges related to M&A activity to facilitate comparability of the Company's operating performance on a period-to-period basis because such expenses are not, in management's review, related to the Company's ongoing operating performance. Management uses this view of its operating performance for purposes of comparison with its business plan and individual operating budgets and allocation of resources.

We further believe that these non-GAAP financial measures are useful to investors in providing greater transparency to the information used by management in its operational decision making. We believe that the use of non-GAAP operating expenses, net income and earnings per share also facilitates a comparison of Novatel Wireless' underlying operating performance with that of other companies in our industry, which use similar non-GAAP financial measures to supplement their GAAP results.

Calculating non-GAAP operating expenses, net income and earnings per share have limitations as an analytical tool, and you should not consider these measures in isolation or as substitutes for GAAP operating expenses, net income and earnings per share. In the future, we expect to continue to incur expenses similar to the non-GAAP adjustments described above, and exclusion of these items in the presentation of our non-GAAP financial measures should not be construed as an inference that these costs are unusual, infrequent or non-recurring. Investors and potential investors are cautioned that there are material limitations associated with the use of non-GAAP financial measures as an analytical tool. Some of the limitations in relying on non-GAAP operating expenses, net income and earnings per share are:

  Other companies, including other companies in our industry, may calculate non-GAAP operating expenses, net income and earnings per share differently than we do, limiting their usefulness as a comparative tool.

  The Company's income tax expense will be ultimately based on its GAAP taxable income and actual tax rates in effect, which may differ significantly from the effective tax rate used in our non-GAAP financial measures.

In addition, the adjustments to our GAAP operating expenses, net income and earnings per share reflect the exclusion of stock-based compensation expenses that are recurring and will be reflected in the Company's financial results for the foreseeable future. The Company compensates for these limitations by providing specific information regarding the GAAP amount excluded from the non-GAAP financial measures. The Company further compensates for the limitations of our use of non-GAAP financial measures by presenting comparable GAAP measures more prominently. The Company evaluates the non-GAAP financial measures together with the most directly comparable GAAP financial measures.

Investors and potential investors are encouraged to review the reconciliation of non-GAAP financial measures contained within this press release with our GAAP operating expenses, net income, earnings per share and gross margin. For more information, see the consolidated statements of operations and the "Reconciliation of GAAP Net Income (Loss) to Non-GAAP Net Income" contained in this press release.

(C) 2011 Novatel Wireless. All rights reserved. MiFi, Expedite, Ovation, Enfora, N4A, and the Novatel Wireless name and logo are trademarks of Novatel Wireless, Inc. Other product or service names mentioned herein are the trademarks of their respective owners.

Investor contact:

William A. Walkowiak, CFA
Novatel Wireless
(858) 431-3711
ir@nvtl.com

Media contact:

Charlotte Rubin
Novatel Wireless
(858) 812-3431
crubin@nvtl.com

NOVATEL WIRELESS, INC.
CONSOLIDATED BALANCE SHEETS
(in thousands)

	Preliminary
	September 30,	December 31,
	2011	2010
	(Unaudited)
ASSETS

Current assets:

Cash and cash equivalents	$ 21,927	$ 17,375
Marketable securities	33,391	59,775
Accounts receivable, net	54,221	63,570
Inventories	49,149	43,094
Deferred tax assets, net	214	218
Prepaid expenses and other	3,682	6,961
Total current assets	162,584	190,993

Property and equipment, net	19,900	21,281

Marketable securities	9,101	20,676

Intangible assets, net	37,251	44,265

Goodwill	19,535	22,258

Deferred tax assets, net	2,142	2,103

Other assets	713	532
Total assets	$ 251,226	$ 302,108

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:

Accounts payable	$ 54,032	$ 77,769
Accrued expenses	27,618	26,050
Total current liabilities	81,650	103,819

Capital lease obligations, long-term	-	55
Other long-term liabilities	2,275	12,831

Total liabilities	83,925	116,705

Stockholders' equity:

Common stock	32	32
Additional paid-in capital	427,710	424,270
Accumulated other comprehensive income	(33)	21
Accumulated deficit	(235,408)	(213,920)
	192,301	210,403
Treasury stock at cost	(25,000)	(25,000)
Total stockholders' equity	167,301	185,403

Total liabilities and stockholders' equity	$ 251,226	$ 302,108

NOVATEL WIRELESS, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data)
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2011	2010	2011	2010
	(Preliminary)		(Preliminary)

Net revenues	$ 113,263	$ 75,602	$ 293,068	$ 219,664
Cost of net revenues	86,573	62,412	234,202	175,113
Gross profit	26,690	13,190	58,866	44,551

Operating costs and expenses:
Research and development	15,126	11,576	45,517	34,070
Sales and marketing	7,211	4,163	22,805	15,258
General and administrative	6,243	3,833	16,550	14,309
Amortization of acquired intangibles	644	-	1,699	-
Goodwill impairment loss	3,514	-	3,514	-
Total operating costs and expenses	32,738	19,572	90,085	63,637

Operating loss	(6,048)	(6,382)	(31,219)	(19,086)

Other income (expense):
Interest income (expense), net	60	(2,292)	303	(2,698)
Other income (expense), net	(679)	420	(1,164)	1,671

Loss before income taxes	(6,667)	(8,254)	(32,080)	(20,113)

Income tax expense (benefit)	(11,165)	(1,149)	(10,592)	12,420

Net income (loss)	$ 4,498	$ (7,105)	$ (21,488)	$ (32,533)

Per share data:

Net income (loss) per share:
Basic	$ 0.14	$ (0.22)	$ (0.67)	$ (1.04)
Diluted	$ 0.14	$ (0.22)	$ (0.67)	$ (1.04)

Weighted average shares used in computation of
net income (loss) per share:
Basic	32,057	31,615	32,005	31,414
Diluted	32,370	31,615	32,005	31,414

NOVATEL WIRELESS, INC. CONSOLIDATED STATEMENTS OF CASH FLOWS (in thousands) (Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,

	2011	2010	2011	2010

	(Preliminary)		(Preliminary)
Cash flows from operating activities:
Net income (loss)	$ 4,498	$ (7,105)	$ (21,488)	$ (32,533)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Accrued interest expense	-	(147)	-	-
Amortization of debt issuance costs	-	-	-	541
Loan fees recognized on extinguishment of debt	-	2,370	-	2,370
Depreciation and amortization	4,096	2,561	13,782	7,970
Loss on goodwill impairment	3,514	-	3,514	-
Impairment loss on intangible assets and equipment	58	-	133	146
Provision for bad debts	(64)	113	59	141
Net impairment loss on marketable securities	192	-	346	-
Inventory provision	256	600	576	1,030
Share-based compensation expense	1,571	1,552	4,057	4,695
Excess tax benefits from equity based compensation	-	-	-	(89)
Non-cash income tax expense (benefit)	(10,886)	(1,990)	(11,287)	11,579
Changes in assets and liabilities:
Accounts receivable	(12,879)	12,847	9,046	3,739
Inventories	737	247	(6,634)	7,961
Prepaid expenses and other assets	474	(767)	3,484	(284)
Accounts payable	(2,976)	(295)	(23,941)	10,569
Accrued expenses, income taxes, and other	2,226	1	1,651	(3,887)

Net cash provided by (used in) operating activities	(9,183)	9,987	(26,702)	13,948

Cash flows from investing activities:
Purchases of property and equipment	(1,093)	(1,901)	(4,928)	(5,585)
Purchases of intangible assets	(119)	-	(219)	(110)
Purchases of securities	(10,407)	(77,642)	(21,366)	(155,009)
Securities maturities/sales	10,865	10,816	58,539	164,187

Net cash provided by (used in) investing activities	(754)	(68,727)	32,026	3,483
Cash flows from financing activities:
Proceeds from the issuance of short-term debt, net of issuance costs	12,000	-	12,000	27,415
Principal repayments of short-term debt	(12,000)	(30,000)	(12,000)	(30,000)
Principal payments under capital lease obligations	(26)	(29)	(81)	(105)
Proceeds from stock option exercises net of taxes paid on vested restricted stock units	5	10	(617)	580
Excess tax benefits from equity based compensation	-	-	-	89
Deposit of restricted funds	-	-	-	(188,890)
Remittance from restricted funds	-	188,890	-	188,890

Net cash provided by (used in) financing activities	(21)	158,871	(698)	(2,021)
Effect of exchange rates on cash and cash equivalents	(128)	765	(74)	682

Net increase (decrease) in cash and cash equivalents	(10,086)	100,896	4,552	16,092
Cash and cash equivalents, beginning of period	32,013	15,221	17,375	100,025
			-	-
Cash and cash equivalents, end of period	$ 21,927	$116,117	$ 21,927	$ 116,117

Novatel Wireless, Inc.
Reconciliation of GAAP Net Income (Loss) to Non-GAAP Net Income (Loss)
Three Months and Nine Months Ended September 30, 2011
(in thousands, except per share data)
(Unaudited)

	Preliminary
	Three Months Ended		Nine Months Ended
	September 30, 2011		September 30, 2011

	Net Income (Loss)	Income (Loss) Per Share, Diluted	Net Income (Loss)	Income (Loss) Per Share, Diluted

GAAP net income (loss)	$ 4,498	$ 0.14	$(21,488)	$ (0.67)

Adjustments:
Share-based compensation expense (a)	1,571	0.05	4,057	0.13

Integration (b)	254	0.01	612	0.02

Acquisition related charges (c)	1,349	0.04	5,790	0.18

Goodwill impairment loss (d)	3,514	0.11	3,514	0.11

Income tax benefit (e)	(11,211)	(0.35)	(11,211)	(0.35)
Non-GAAP net loss	$ (25)	$ (0.00)	$(18,726)	$ (0.59)

(a) Adjustments reflect share-based compensation expense recorded under ASC Topic 718.
(b) Adjustments reflect integration related activities in connection with the acquisition of Enfora.

(c)  Adjustments for the three months ended September 30, 2011 reflect amortization of purchased intangibles.  Adjustments for the nine months ended September 30, 2011 reflect amortization of purchased intangibles and fair value of acquired finished goods.  The adjustment for the nine months ended September 30, 2011 was partially offset by an $880,000 benefit due to the reversal of estimated contingent consideration related to the acquisition of Enfora.

(d) Adjustments reflect goodwill impairment loss in connection with the interim impairment analysis conducted during the third quarter of 2011.

(e) Adjustments reflect income tax benefit of $11.8 million related to the release of our uncertain tax liability, partially offset by $632K of tax expense related to acquisition purchase price adjustments to goodwill and tax effect of the goodwill impairment loss.

See "Non -GAAP Financial Measures" for information regarding our use of Non-GAAP financial measures.

Novatel Wireless, Inc.
Reconciliation of GAAP Operating Costs and Expenses to Non-GAAP Operating Costs and Expenses
Three Months Ended September 30, 2011
(in thousands)
(Unaudited)

	Preliminary
	GAAP	Share-based compensation expense (a)	Integration costs and intangibles amortization (b)	Goodwill impairment (c)	Non-GAAP

Cost of net revenues	$ 86,573	$ 149	$ 705	$ -	$ 85,719

Operating costs and expenses:
Research and development	15,126	529	-	-	14,597
Sales and marketing	7,211	327	-	-	6,884
General and administrative	6,243	566	254	-	5,423
Amortization of acquired intangibles	644	-	644	-	-
Goodwill impairment loss	3,514	-	-	3,514	-
Total operating costs and expenses	$ 32,738	1,422	898	3,514	$ 26,904

Total		$ 1,571	$ 1,603	$ 3,514

(a) Adjustments reflect share-based compensation expense recorded under ASC Topic 718.
(b) Adjustments reflect amortization of purchased intangibles, and integration costs related to the acquisition of Enfora, Inc.
(c) Adjustments reflect goodwill impairment loss in connection with the interim impairment analysis conducted during the third quarter of 2011.

See "Non -GAAP Financial Measures" for information regarding our use of Non-GAAP financial measures.

Novatel Wireless, Inc.
Reconciliation of GAAP Operating Costs and Expenses to Non-GAAP Operating Costs and Expenses
Nine Months Ended September 30, 2011
(in thousands)
(Unaudited)

	Preliminary
	GAAP	Share-based compensation expense (a)	Acquisition costs, inventory mark-up, integration costs and intangibles amortization (b)	Contingent consideration (c)	Goodwill impairment (d)	Non-GAAP

Cost of revenues	$ 234,202	$ 383	$ 4,971	$ -	$ -	$ 228,848

Operating costs and expenses:
Research and development	45,517	1,337	-	-	-	44,180
Sales and marketing	22,805	890	-	-	-	21,915
General and administrative	16,550	1,447	612	(880)	-	15,371
Amortization of acquired intangibles	1,699	-	1,699	-	-	-
Goodwill impairment loss	3,514	-	-	-	3,514	-
Total operating costs and expenses	$ 90,085	3,674	2,311	(880)	3,514	$ 81,466

Total		$ 4,057	$ 7,282	$ (880)	$ 3,514

(a) Adjustments reflect share-based compensation expense recorded under ASC Topic 718.
(b) Adjustments reflect amortization of purchased intangibles, fair value of acquired finished goods, and integration costs related to the acquisition of Enfora, Inc.
(c) The Company revised its estimate of contingent consideration related to the acquisition of Enfora, Inc. to $0.
(d) Adjustments reflect goodwill impairment loss in connection with the interim impairment analysis conducted during the third quarter of 2011.

See "Non -GAAP Financial Measures" for information regarding our use of Non-GAAP financial measures.

Novatel Wireless, Inc.
Reconciliation of GAAP Loss before Income Taxes to EBITDA
Three and Nine Months Ended September 30, 2011
(in thousands)
(Unaudited)

	Preliminary
	Three Months Ended	Nine Months Ended
	September 30, 2011	September 30, 2011

Loss before income taxes	$ (6,667)	$ (32,080)
Depreciation and amortization charges	4,229	15,742
Goodwill impairment loss	3,514	3,514
Share-based compensation expense	1,571	4,057
Contingent consideration	-	(880)
M&A related activities	254	612
Other expense (income)	619	861
EBITDA	$ 3,520	$ (8,174)

See "Non -GAAP Financial Measures" for information regarding our use of Non-GAAP financial measures.